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                                                                    Exhibit 99.6


                        MORTGAGE LOAN PURCHASE AGREEMENT


            This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 18, 2001, between Allied Capital Corporation ("Allied"), a Maryland corporation, as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

            Allied desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the commercial mortgage loan (the "Mortgage Loan") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

            SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loan, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loan, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 1, 2001 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer ( in such capacity, the "Master Servicer"), as general special servicer (in such capacity, the "General Special Servicer") and as special servicer for the mortgage loans identified therein as the "Birch Run Mortgage Loan Pair" (in such capacity, the "Birch Run Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), JPMorgan Chase Bank as certificate administrator and as tax administrator (in such capacities, the "Certificate Administrator" and the "Tax Administrator"), Fortress CBO Investments I, Ltd. as the holder of the mortgage note for the mortgage loan identified therein as the "Birch Run Companion Mortgage Loan" (the "Birch Run Companion Mortgage Loan Noteholder") and Allied as the holder of the mortgage note for the Mortgage Loan identified therein as the "MJ Ocala Hilton Companion Mortgage Loan" (the "MJ Ocala Hilton Companion Mortgage Loan Noteholder"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loan to the Trust contemporaneously with its purchase of the Mortgage Loan hereunder.

            The Depositor will acquire certain of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), certain of the Other Loans from Greenwich Capital Financial Products,

Inc. ("GCFP") and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, together with SBRC and GCFP, the "Other Loan Sellers").

            SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Credit Suisse First Boston Corporation ("CSFB"), J.P. Morgan Securities Inc. ("J.P. Morgan") and First Union Securities, Inc. ("Wachovia Securities") (collectively, in such capacity, the "Underwriters"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), between SBMS VII and the Underwriters; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between SBMS VII and SSBI. The Registered Certificates are more fully described in the prospectus dated December 10, 2001 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated December 18, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated December 18, 2001 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

            Allied will indemnify SBMS VII, SSBI, Greenwich Capital, CSFB, J.P. Morgan, Wachovia Securities and certain related parties with respect to the disclosure regarding the Mortgage Loan and Allied contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of December 18, 2001 (the "Indemnification Agreement"), among Allied, SBMS VII, SSBI, Greenwich Capital, CSFB, J.P. Morgan and Wachovia Securities.

            Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

            SECTION 1. Agreement to Purchase.

            The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loan. The purchase and sale of the Mortgage Loan shall take place on December 27, 2001, or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on its due date in December 2001 (the "Cut-off Date"), the Mortgage Loan will have a principal balance, after application of all payments of principal due on the Mortgage Loan on or before such date, whether or not received, of $6,592,596, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loan shall be as set forth in the price confirmation between the Seller and the Purchaser, and will include accrued interest on the Mortgage Loan at its Net Mortgage Rate from and including December 1, 2001 to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).


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            SECTION 2. Conveyance of the Mortgage Loan.

            (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loan identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loan after the Cut-off Date and any Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

            (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loan after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loan on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

            (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee: (i) the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to the Mortgage Loan; (ii) if the Mortgage Loan has an original principal balance of $15,000,000 or more, and the Borrower is a single member limited liability company, an Opinion of Counsel to the effect that such Borrower will not dissolve upon the bankruptcy, dissolution, liquidation or death of the single member and that applicable law provides that creditors of the single member may only attach assets of the member, including membership interests in the Borrower, but not assets of the Borrower; and (iii) if the Mortgage Loan has an original principal balance of $20,000,000 or more, an Opinion of Counsel to the effect that the related Borrower will not be consolidated in any insolvency proceeding involving any other party. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Custodian.

            If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

            In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller,


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as soon as reasonably practical, but in any event within 30 days, after the
Closing Date): (i) a copy of the Mortgage File for the Mortgage Loan; (ii) originals or copies of all financial statements, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loan and, to the extent they are not required to be a part of the related Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrower in connection with the origination of the Mortgage Loan and that are necessary for the ongoing servicing and administration of the Mortgage Loan; and
(iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loan, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser or its servicing agent. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

            The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loan (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

            (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loan that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement, provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer; and provided, further, that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Seller shall obtain or cause to be obtained therefrom, and forward to the Purchaser or its designee, a certified copy of the recorded original. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

            (e) Under generally accepted accounting principles ("GAAP"), the Seller shall report its transfer of the Mortgage Loan to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loan is no longer property of the Seller.

            (f) After the Seller's transfer of the Mortgage Loan to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loan. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or

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before the Closing Date, take all actions reasonably required under applicable law to effectuate the transfer of the Mortgage Loan by the Seller to the Purchaser.

            SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

            The Seller shall reasonably cooperate with any examination of the Mortgage File for, and any other documents and records relating to, the Mortgage Loan, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage File for, and/or any of such other documents and records relating to, the Mortgage Loan, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

            SECTION 4. Representations, Warranties and Covenants of the Seller.

            (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

            (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

            (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the related Mortgage File to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as the Mortgage Loan remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

            SECTION 4A. Representations, Warranties and Covenants of Purchaser.

            The Purchaser hereby represents and warrants, as of the Closing Date, that:

            (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

            (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

            (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

            (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

            (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            SECTION 5. Notice of Breach; Cure, Repurchase and the Special Reserve Account.

            (a) If the Seller discovers or receives notice that there has been a Material Breach or a Material Document Defect, then, not later than the end of the applicable Initial Resolution Period, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not impact whether the Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period equal to any applicable Resolution Extension Period, then the Seller shall have an additional period equal to any applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Mortgage Loan; and provided, further, that, on or after June 30, 2003, if the Seller receives notice of a Material Document Defect with respect to the Mortgage Loan, if such Material Document Defect constitutes a Recording Omission, and if the Mortgage Loan is still subject to the Pooling and Servicing Agreement and the Controlling Class Representative so consents in its sole discretion, then the Seller may establish a Recording Omission Reserve or a Recording Omission Credit as contemplated by Section 5(c) in lieu of repurchasing the Mortgage Loan (but in no event later than such repurchase would have to have been completed and without diminishing its cure/repurchase obligations in respect of any other Material Document Defect or Material Breach relating to the Mortgage Loan). Any such repurchase of the Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service the Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loan regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to the Mortgage Loan, it will notify the Purchaser.

            If a Material Document Defect exists with respect to the Mortgage Loan, if such Material Document Defect consists of the Seller's failure to deliver any related Specially Designated Mortgage Loan Document on or before the Closing Date, and if the Seller escrows with the Purchaser or its designee, in accordance with the Pooling and Servicing Agreement as in full force and effect on the Closing Date, within 15 days of the Closing Date, cash in the amount of 25% of the Cut-off Date Principal Balance of the Mortgage Loan (such cash amount, the "Purchase Price Security Deposit"), then the Initial Resolution Period applicable to the remediation of such Material Document Defect shall be extended until the 30th day following the Closing Date. Any Purchase Price Security Deposit shall be maintained in an account substantially similar to the Special Reserve Account (as defined below) and will be subject to investment at the direction and for the benefit of the Seller in substantially the same manner, and subject to substantially the same conditions, as funds in the Special Reserve Account. The Seller may obtain a release of the Purchase Price Security Deposit for the Mortgage Loan (net of any amounts payable therefrom pursuant to the Pooling and Servicing Agreement as in full force and effect on the Closing Date), together with any related investment income, upon the Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect being remedied in all material respects.

            If the Mortgage Loan is to be repurchased as contemplated by this
Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

            Except with respect to Breaches related to requirements that Mortgage Loan Documents provide for the Borrower to pay certain costs, it is understood and agreed that the obligations of the Seller set forth in this
Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the Mortgage Loan, constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect. With respect to Breaches related to the


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provisions of Mortgage Loan Documents requiring that the related Borrower bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Seller shall within 90 days of the Seller's receipt of written direction from the Purchaser or its servicing agent, pay the amount of any such costs and expenses borne by the Trust that are the basis of such Breach. Upon its making such payments, the Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made in full, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Seller shall not be obligated to repurchase the Mortgage Loan on account of such Breach or otherwise cure such Breach.

            If any REO Property in respect of the Mortgage Loan is subject to the Pooling and Servicing Agreement, and if there exists with respect to such REO Property any alleged Material Breach or Material Document Defect, then the Seller shall be notified promptly and in writing by the applicable Special Servicer of any offer that it receives to purchase such REO Property. Upon the receipt of such notice by the Seller, the Seller shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The Seller shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The applicable Special Servicer shall be obligated to provide the Seller with any appraisal or other third-party reports relating to such REO Property within its possession to enable the related Mortgage Loan Seller to evaluate such REO Property. Any sale of the Mortgage Loan, or foreclosure upon the Mortgage Loan and sale of any related REO Property, to a Person other than the Seller shall be
(i) without recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) without representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the Mortgage Loan or any related REO Property) shall not prejudice any claim of the Trust against the Seller for repurchase of the Mortgage Loan or any related REO Property. The provisions of this Section 5 regarding remedies against the Seller for a Material Breach or Material Document Defect with respect to the Mortgage Loan shall also apply to any related REO Property.

            Notwithstanding the Seller's failure to correct or cure the Material Document Defect or Material Breach or purchase any related REO Property, the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Seller is or was obligated to repurchase the Mortgage Loan or any related REO Property or the Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.


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
            (b) It shall be a condition to any repurchase of the Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of the Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to the Mortgage Loan.

            (c) If, on or after June 30, 2003, the Seller receives notice of a Material Document Defect with respect to the Mortgage Loan, which Material Document Defect constitutes a Recording Omission, then the Seller may, with the consent of the Purchaser or its designees, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing the Mortgage Loan (as and to the extent contemplated by Section 5(a)), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer in accordance with the Pooling and Servicing Agreement. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission


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Reserve in the same amount. Once a Recording Omission Reserve or Recording
Omission Credit is established with respect to the Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to the Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording Omissions with respect to the Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to the Mortgage Loan) or the Mortgage Loan no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

            SECTION 6. Closing.

            (a) The closing of the sale of the Mortgage Loan (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

            (b) The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                  (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                  (iv) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (v) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (vi) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

            (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loan on the Closing Date.

            SECTION 7. Closing Documents.

            The Closing Documents shall consist of the following:

            (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

            (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, CSFB, J.P. Morgan and Wachovia Securities.

            (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

            (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, CSFB, J.P. Morgan, Wachovia Securities and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause (g) below;

            (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Maryland dated not earlier than 10 days prior to the Closing Date;

            (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

            (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

            (h) a written opinion of Kilpatrick Stockton LLP, as special counsel for the Seller, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

            (i) a written opinion of Kilpatrick Stockton LLP, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

            (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loan contemplated by this Agreement);

            (k) a written letter of Sutherland Asbill & Brennan LLP, as special counsel to the Seller, substantially in the Form of Exhibit D-3C, relating to the disclosure in the Prospectus regarding the Mortgage Loan and Allied, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies); and

            (l) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, CSFB, J.P. Morgan and Wachovia Securities, relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature.

            SECTION 8. Costs.

            Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by such party, without right of reimbursement from the other party hereto.

            SECTION 9. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Vleck, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 1919 Pennsylvania Avenue, N.W., 3rd Floor, Washington, DC 20006, attention: John Scheurer, facsimile no.: 202-466-1834, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

            SECTION 10. Characterization.

            The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loan. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loan by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loan is held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loan provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loan and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loan as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Note and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Maryland Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions, including the filing of UCC financing statements, as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loan, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

            SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

            All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loan by the Seller to the Purchaser.

            SECTION 12. Severability of Provisions.

            Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

            SECTION 13. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            SECTION 14. GOVERNING LAW.

            THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

            SECTION 15. Further Assurances.

            The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

            SECTION 16. Successors and Assigns.

            The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loan to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of the Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of the Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

            SECTION 17. Amendments.

            (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

            (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

            SECTION 18. Entire Agreement.

            Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.


                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                                     ALLIED CAPITAL CORPORATION


                                                     By:________________________
                                                     Name:
                                                     Title:



                                                     SALOMON BROTHERS MORTGAGE
                                                     SECURITIES VII, INC.


                                                     By:________________________
                                                     Name:
                                                     Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE


                                                                                                                         PROPERTY
CONTROL                                                                                                                  SIZE UNIT
NUMBER   LOAN/PROPERTY NAME  LOAN NUMBER  ORIGINATOR       PROPERTY ADDRESS       CITY   STATE  ZIP CODE  PROPERTY SIZE    TYPE
  145     MJ Ocala Hilton      4010669        ALD     3600 Southwest 36th Avenue  Ocala   FL     34474         197         Rooms

                                                    CROSS
                                                COLLATERALIZED
                                    CROSS       MORTGAGE LOAN
                               COLLATERALIZED  GROUP AGGREGATE                ORIGINAL              MASTER            INTEREST
CONTROL                        (MORTGAGE LOAN    CUT-OFF DATE      OWNERSHIP  PRINCIPAL  MORTGAGE  SERVICING   RATE    ACCRUAL
NUMBER   LOAN / PROPERTY NAME      GROUP)      PRINCIPAL BALANCE   INTEREST    BALANCE     RATE    FEE RATE    TYPE    METHOD
  145      MJ Ocala Hilton           No           6,592,596       Fee Simple  6,600,000  7.6000%    0.0825%   Fixed  Actual/360

                            ANTICIPATED  SCHEDULED
CONTROL   LOAN      NOTE     REPAYMENT   MATURITY
NUMBER    TYPE      DATE       DATE        DATE
  145    Balloon  12/01/01     NAP       07/01/10

                                           ORIGINAL     STATED
                                            TERM TO    ORIGINAL                        STATED
                             MONTHLY DEBT  MATURITY/  AMORTIZATION  REMAINING TERM    REMAINING    CUT-OFF DATE
CONTROL                        SERVICE        ARD        TERM        TO MATURITY/   AMORTIZATION    PRINCIPAL    LOAN BALANCE AT
NUMBER   LOAN/PROPERTY NAME    PAYMENT     (MONTHS)    (MONTHS)      ARD (MONTHS)   TERM (MONTHS)    BALANCE      MATURITY/ARD
  145     MJ Ocala Hilton     49,203.53       104         300            103             299       6,592,596.47   5,596,184.40



                                                            YIELD        YIELD     PREPAYMENT                 YIELD        YIELD
                                                         MAINTENANCE  MAINTENANCE   PENALTY    PREPAYMENT  MAINTENANCE  MAINTENANCE
CONTROL                        DEFEASEANCE  DEFEASEANCE    PERIOD       PERIOD       START       PENALTY   CALCULATION   INTEREST
NUMBER   LOAN / PROPERTY NAME   START DATE   END DATE    START DATE    END DATE      DATE       END DATE     METHOD        RATE
  145       MJ Ocala Hilton      02/01/04    01/31/10        NAP          NAP         NAP          NAP         NAP          NAP

               YIELD           YIELD
            MAINTENANCE     MAINTENANCE
           INTEREST RATE     INTEREST
           CONVERTED TO        RATE
CONTROL       MONTHLY        REFERENCE
NUMBER     MORTGAGE RATE       DATE
  145           NAP            NAP

                                    EXHIBIT B

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER


            The Seller hereby represents and warrants that, as of the Closing
Date:

            (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

            (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            (c) The Seller has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loan (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loan, to pledge the Mortgage Loan) in accordance with, and under the conditions set forth in, this Agreement.

            (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

            (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

            (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

            (i) The transfer of the Mortgage Loan to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (j) The Mortgage Loan does not constitute all or substantially all of the assets of the Seller.

            (k) The Seller is not transferring the Mortgage Loan to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

            (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loan to the Purchaser, as contemplated herein.

            (m) After giving effect to its transfer of the Mortgage Loan to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (o) The consideration to be received by the Seller in connection with its transfer of the Mortgage Loan to the Purchaser, as provided herein, constitutes at least reasonably equivalent value and fair consideration for the Mortgage Loan.

            (p) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                                    EXHIBIT C


            All exceptions to any representation and warranty should be scheduled on a schedule or exhibit denominated to match the Section number of the specific representation and warranty, e.g., Schedule C-12(a). Each such Schedule shall set forth the specific exception or exceptions to the specific part or parts of the related representation and warranty and not simply list the loan. The standard for repurchase is to be any breach that materially and adversely effects the value of the Mortgage Loan, the Mortgaged Property, the interests of the Trust/Trustee in the Mortgage Loan or the interests of the Certificateholders, or any one of them, including any economic interest, in the Mortgage Loan.

            For purposes of these representations and warranties, the phrases "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case (i) solely in the case of the Seller, after having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily mortgage lenders, as applicable, and in all events as required by the Seller's underwriting standards, at the time of the Seller's origination or acquisition, as applicable, of the particular Mortgage Loan and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans, and the phrases "to the actual knowledge of the Seller" or "to the Seller's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Seller or any servicer acting on its behalf.

                         REPRESENTATIONS AND WARRANTIES
                        WITH RESPECT TO THE MORTGAGE LOAN

            The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date:

            1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is true and correct in all material respects as of the respective Due Date for the Mortgage Loan in December 2001.

            2. Ownership of Mortgage Loan. Immediately prior to the transfer of the Mortgage Loan to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan. The Seller has full right, power and authority to sell, transfer and assign the Mortgage Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, claims, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to the Mortgage Loan free and clear of any pledge, lien, claim, charge, security interest or other encumbrance, or participation interest or any other ownership interest, or any other interest of any kind or nature whatsoever, except for the servicing rights identified on Schedule C-42. The sale of the Mortgage Loan to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. The related Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

            3. Payment Record. No scheduled payment of principal and interest due under the Mortgage Loan on the Due Date in December 2001 or on any Due Date in the twelve-month period immediately preceding the Due Date for the Mortgage Loan in December 2001 is or was 30 days or more delinquent, without giving effect to any applicable grace period.

            4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with the Mortgage Loan is properly recorded in the applicable jurisdiction and constitutes a valid and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances and except for (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the Mortgage Loan, (c) any other exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which do not materially interfere with the security intended to be provided by such Mortgage and (f) condominium declarations of record and identified in the lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below) (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). Such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by such Mortgage or adversely effect the value or marketability of the Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

            5. Assignment of Leases and Rents. The Mortgage Loan is secured by an assignment of leases and rents ("Assignment of Leases"), which is either a separate instrument or is incorporated into the related Mortgage, and which establishes and creates a valid, subsisting and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

            6. Mortgage Status; Waivers and Modifications. In the case of the Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have intentionally been given, made or consented to by or on behalf of the Seller since December 7, 2001. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

            7. Condition of Property; Condemnation. In the case of the Mortgage Loan, one or more engineering assessments were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, the related Mortgaged Property, to the Seller's knowledge, was as of origination, and, to Seller's actual knowledge, is as of the Closing Date, in good repair, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions either (1) an escrow of funds was required or a letter of credit was obtained in an amount sufficient to effect the necessary repairs or maintenance or (2) such repairs and maintenance have been completed. To Seller's knowledge, as of origination of the Mortgage Loan, there was no proceeding pending, and, to the Seller's actual knowledge, no such proceeding for the condemnation of all or any material portion of the Mortgaged Property securing the Mortgage Loan has been noticed or commenced. As of the date of the origination of the Mortgage
Loan: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in Paragraph 8 below.

            8. Title Insurance. The lien of the Mortgage securing the Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of the Mortgage Loan after all advances of principal, insuring the originator of the Mortgage Loan, its successors and assigns (as the sole insured) that the Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and Seller has made no claims thereunder and, to Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. Seller has not, and to the Seller's actual knowledge, no prior holder of the Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the Mortgage Loan is the same as the property legally described in the Mortgage.

            9. No Holdback. The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under the Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material aspects or any such funds so escrowed have not been released, provided that, partial releases of such funds in accordance with the applicable Mortgage Loan Documents may have occurred.

            10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for the Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions and limitations set forth in Paragraph 13 below, enforceable provisions for commercial or multifamily, as applicable, mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

            11. Trustee under Deed of Trust. If the Mortgage for the Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for the Mortgage Loan and all such fees and expenses are the obligation of the Borrower under the Mortgage.

            12. Environmental Conditions. In the case of the Mortgaged Property for the Mortgage Loan, (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was prepared and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by an independent and licensed (to the extent required by applicable state law) environmental consulting firm with respect to the Mortgaged Property securing the Mortgage Loan in connection with the origination of the Mortgage Loan and thereafter updated such that, except as set forth on Schedule C-12(a), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(c), one or more of the following are true -- (A) a party not related to the related Borrower with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(G) and insured under a policy of insurance against losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to the Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the Mortgage File, for the Mortgage Loan encumbering the Mortgaged Property requires the Borrower to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Seller or its successors and assigns to liability under such laws. The Borrower represents and warrants in the Mortgage Loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge, as of the date of origination of the Mortgage Loan, there were no hazardous materials on the related Mortgaged Property, except those in full compliance with all applicable Hazardous Materials Laws and the Borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with the Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach. If the Mortgaged Property is a multifamily residential property and the environmental consultant, in its judgement in consideration of the age, history or location of the mortgaged property, considered lead-based paint, asbestos or radon to be a potential environmental risk, then either (I) Operations and Maintenance Plans ("O&M Plans"), as appropriate, were obtained and implemented prior to closing or an amount sufficient to obtain and implement such O&M Plan(s) was held back at closing, with the O&M Plan(s) required to be obtained and implemented post-closing, or (II) an environmental assessment for lead-based paint, asbestos or radon, as appropriate, was conducted and either (i) no further action was recommended, (ii) O&M Plans or remediation were recommended and obtained or performed prior to the loan closing, or (iii) O&M Plans or remediation were recommended and escrows sufficient to obtain such O&M Plans or effect such remediation were held back at closing with the O&M Plan(s) or remediation required to be obtained or performed post-closing.

            13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and

(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

            14. Insurance. All improvements upon the Mortgaged Property securing the Mortgage Loan are insured under a fire and extended perils included within the classification "All Risk of Physical Loss" or "Extended Coverage" insurance (or the equivalent) policy in an amount at least equal to the lesser of (i) the outstanding principal balance of the Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except as identified on Schedule C-14 hereto, the Mortgaged Property securing the Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If any portion of the improvements on the Mortgaged Property securing the Mortgage Loan was, at the time of the origination of the Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of the Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. The Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties. If the Mortgaged Property is located within 25 miles of the coast of Florida, Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, such Mortgaged Property is covered by windstorm insurance in such amount as is generally required by reasonably prudent commercial or multifamily, as applicable, lenders for similar properties or mitigating factors exist which would be satisfactory to reasonably prudent commercial or multifamily, as applicable, lenders for similar properties. If the Mortgaged Property is located in the State of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted at the time of origination or, alternatively, prior to the Closing Date and seismic insurance in an amount which would be acceptable to a reasonably prudent commercial lender was obtained to the extent such Mortgaged Property has a PML of greater than twenty percent (20%) (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period). Any Mortgaged Property constituting a materially non-conforming use under applicable zoning laws and ordinances constitutes a legal non-conforming use which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty or such Mortgaged Property is covered by law and ordinance insurance in an amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender or a zoning endorsement, in form, substance and amount as would be customarily required by a reasonably prudent commercial or multifamily, as applicable, mortgage lender, insuring against loss to the mortgagee resulting from such non-conformity was obtained or the insurance proceeds available under the required casualty insurance plus the value of the land and any remaining improvements will be sufficient to repay the Mortgage Loan. Additionally, if the Mortgage Loan has a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). All such insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without thirty (30) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and all such insurance is in full force and effect. The Mortgage requires that the Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances, including certain minimum thresholds, that would be reasonably acceptable to a prudent commercial or multifamily, as applicable, mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the Mortgage, the Mortgage for the Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under the Mortgage Loan; provided that the related Mortgage may entitle the Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

            15. Taxes and Assessments. As of the origination of the Mortgage Loan or October 1, 2001, whichever is later, there were no, and as of the Closing Date, the Seller has no knowledge of, any delinquent property taxes or assessments or other outstanding charges affecting the Mortgaged Property securing the Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

            16. Borrower Bankruptcy. No Mortgaged Property is the subject of, and no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

            17. Local Law Compliance. To the Seller's knowledge at the time of the origination of the Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report or an endorsement to the related Title Policy, and to Seller's actual knowledge as of the Closing Date, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, the Mortgaged Property securing the Mortgage Loan was or are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the Mortgage Loan or as otherwise reasonably determined by the Seller in a manner that would be acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender).

            18. Leasehold Estate Only. If the Mortgage Loan is secured, in whole or in part, by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such property (the "Fee Interest"), then, except as otherwise specified on Schedule C-18:

            (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the Mortgage File;

            (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than Permitted Encumbrances, and such Ground Lease, provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

            (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

            (d) Such Ground Lease is in full force and effect and the Seller has not received any notice that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

            (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under the Mortgage Loan. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground

      Lease is effective against the mortgagee under the Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

            (f) The mortgagee under the Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            (g) Such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of the Mortgage Loan;

            (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the Borrower unless the mortgagee under the Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

            (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any casualty insurance proceeds, other than de minimus amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
      (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law and subject to any rights to require the improvements to be rebuilt);

            (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial or multifamily, as applicable, mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan;

            (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

            (l) Such Ground Lease may not be materially amended or modified without the prior consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

            19. Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) and the related Mortgaged Property, if acquired by a REMIC in connection with the default or imminent default of the Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

            20. Advancement of Funds. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property or the related Borrower (other than amounts paid by the tenant as specifically provided under related lease or by a property manager), for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of the Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

            21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, provides for interest-only payments without principal amortization, other than for the initial partial month period between the date of the origination of the Mortgage Loan and the first day of the immediately succeeding month, or for the negative amortization of interest, except that, in the case of an ARD Loan, the Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until the Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of the Mortgage Loan is paid in full, and (b) subject to available funds, a portion of the cash flow generated by the Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

            22. Legal Proceedings. To Seller's knowledge, as of origination there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any related guarantor to the extent the Seller in accordance with Seller's underwriting standards would consider such guarantor material to the underwriting of the Mortgage Loan) under the Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under the Mortgage Loan or the ability of any such guarantor to meet its obligations.

            23. Other Liens. Except as otherwise set forth on Schedule C-23, the

Mortgage Loan does not permit the related Mortgaged Property or any interest therein or any controlling ownership interest in the Borrower (including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) to be encumbered by any mortgage lien or other encumbrance except the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller's knowledge, as of origination, and, to the Seller's actual knowledge as of the Closing Date, the Mortgaged Property securing the Mortgage Loan is not encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The Mortgage requires the Borrower to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees.

            24. No Mechanics' Liens. To Seller's knowledge, as of the origination of the Mortgage Loan, and, to the Seller's actual knowledge, as of the Closing Date: (i) the Mortgaged Property securing the Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

            25. Compliance with Usury Laws. The Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

            26. Licenses and Permits. To the extent required by applicable law, the Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of the Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a zoning report from a zoning consultant, or (v) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

            27. Cross-Collateralization. The Mortgage Loan is not cross-collateralized with any loan which is outside the Mortgage Pool.

            28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities", as defined Treasury regulation section 1.860G-2(a)(8)(i), in connection with a defeasance of the related Mortgage Loan; provided that if the Mortgage Loan is secured by multiple parcels, the related Mortgage Note may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements which would be acceptable to a reasonably prudent commercial or multifamily, as applicable, mortgage lender, or (ii) the payment of a release price equal to at least 125% of the loan amount allocated to the Mortgaged Property or the appraised value of such Mortgaged Property at the time of the release and prepayment consideration in connection therewith.

            29. Defeasance. If the Mortgage Loan contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the Mortgage File, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by Borrower of all related reasonable fees, costs and expenses as set forth below; requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, if the Mortgage Loan is a Defeasance Loan, the Mortgage Loan permits defeasance only with substitute collateral constituting non-callable "government securities" within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To Seller's actual knowledge, defeasance under the Mortgage Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, if the Mortgage Loan has a Cut-off Date Principal Balance equal to or greater than $20,000,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

            30. Fixed Rate Loans. The Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of the Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

            31. Inspection. The Seller, or an affiliate, inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months of the Closing Date.

            32. No Material Default. There exists no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or other related loan documents for the Mortgage Loan and, to Seller's actual knowledge, no event or circumstance which, with the passage of time or notice and expiration of any grace period or cure period, would constitute a material default, breach, violation or event of acceleration under such Mortgage Note, Mortgage or other related loan documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises directly out of the subject matter of or is covered by any other representation and warranty made by the Seller in this Exhibit C. No foreclosure or other enforcement action has been taken by the Seller or, to the Seller's knowledge, by any prior holder of the Mortgage Loan, against the Borrower or the Mortgaged Property with respect to the subject Mortgage Loan.

            33. Due-on-Sale. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgage Property, or any controlling interest in the related Borrower (including, but not limited to, any controlling interest in the manager or managing member of a Borrower which is a limited liability company or the general partner of a Borrower which is a general partnership, limited partnership or limited liability partnership) is pledged, transferred or sold, other than by reason of family and estate planning transfers (or by devise, descent or operation of law upon the death of a member, partner or shareholder of the related Borrower), transfers of less than a controlling interest in the Borrower, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan. The Mortgage requires the Borrower to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions requiring such consent or approval under the Mortgage including the cost of any required counsel opinions relating to REMIC or other securitization and tax issues and any applicable Rating Agency fees.

            34. Single Purpose Entity. The Mortgage Loan, if it has an original principal balance over $5,000,000, requires the Borrower to be for at least for so long as the Mortgage Loan is outstanding, and to Seller's actual knowledge each Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan documents, substantially to the effect that such Borrower (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv) holds itself out as being a legal entity, separate and apart from any other person. If the

Mortgage Loan has an original principal balance of $15,000,000 or more, the Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis pursuant to written agreements; hold itself out as being a legal entity, separate and apart from any other person and such organizational documents provide that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the unanimous consent of an independent director or member or all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. If the Mortgage Loan has an original principal balance of at least $20,000,000, there was obtained a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To Seller's actual knowledge, each Borrower has complied in all material respects with the requirements of the related Mortgage Loan and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organizational documents of the Borrower, if the Mortgage Loan has an original principal balance of $15,000,000 or more and if the Borrower is a single member limited liability company, provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in a jurisdiction that provides for such continued existence and there was obtained an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

            35. Whole Loan. The Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

            36. Tax Parcels. The Mortgaged Property either (i) constitutes one or more complete separate tax lots containing no other property or (ii) is subject to an endorsement under the related lender title policy insuring same or
(iii) an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

            37. ARD Loans. If the Mortgage Loan is an ARD Loan, the Mortgage Loan commenced amortizing on its initial scheduled Due Date, and provides that:
(i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of the Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize the Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

            38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators) and all Borrower owned furniture, fixtures and equipment material to the Borrower's operation of the Mortgaged Property and, if such Mortgaged Property is a hotel, restaurant, healthcare facility, nursing home, assisted living facility, self-storage facility, theatre, mobile home park or fitness center operated by the related Borrower, such personal property, with the exception of certain leased personal property for which there is an assignment of the Borrower's interest, constitutes all the material personal property required to operate the Borrower's business and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the related Mortgage Loan establishes and creates a valid and enforceable lien and first priority security interest in such material personal property described therein (subject to the exceptions and limitations set forth in Paragraph 13 above), except for certain personal property subject to purchase money security interests or personal property leases and security interests to secure revolving lines of credit, all of which are in compliance with or allowable under the related Mortgage Loan documents and are disclosed in the Mortgage Loan File or the Borrower's financial statements or operating statements. If the Mortgage Loan is secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such financing statement was filed. The Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

            39. Environmental Insurance. If the Mortgaged Property securing the Mortgage Loan is covered by a secured creditor policy, then:

            (a)   the Seller --

                  (i) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

                  (ii) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property,

      in each case with respect to (i) and (ii) to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy;

            (b)   all premiums for such insurance have been paid;

            (c)   such insurance is in full force and effect; and

            (d) such insurance policy has a term of not less than three (3) years beyond the maturity date of the Mortgage Loan.

            40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury regulation section 1.860G-1(b)(2).

            41. Operating Statements. The Mortgage requires the Borrower upon request to provide the owner or holder of the Mortgage with quarterly and annual operating statements (or a balance sheet statement of income and expenses and a statement of changes in financial position), rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements (if the Mortgage Loan has an original principal balance greater than $20 million shall) be audited by an independent certified public accountant upon the request of the holder of the Mortgage Loan.

            42. Servicing Rights. Except as set forth on Schedule C-42 hereto and except as to the Master and Special Servicer, no Person has been granted or conveyed the right to service the Mortgage Loan or receive any consideration in connection therewith.

            43. Recourse. The Mortgage Loan is non-recourse, except that the Borrower and either: a principal of the Borrower who is a natural person or other individual guarantor who is a natural person, with assets other than any interest in the Borrower has agreed to be jointly and severally liable for all liabilities, expenses, losses, damages, expenses or claims suffered or incurred by the holder of the Mortgage Loan by reason of or in connection with: (i) any fraud or material misrepresentation by the Borrower, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards, tenant security deposits or other funds subject to the Mortgage, (iii) acts of material, physical waste (or, alternatively, the failure to repair or restore the related Mortgaged Property in accordance with any Mortgage Loan document, to the extent not covered by insurance proceeds paid on account of damage which is the subject of any such repair or restoration which are made available for such purpose to the Borrower or the holder of the Mortgage Loan) , (iv) violation of applicable environmental laws or breaches of environmental covenants or (v) the related Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding instituted by the Borrower, that impairs the ability of the holder of the Mortgage Loan to enforce its lien on the related Mortgaged Property. With respect to clause (iv) in this paragraph, environmental insurance meeting the requirements set forth in

Paragraph 39 shall satisfy such requirement. With respect to clause (v) in this paragraph, such requirement will be satisfied if the Mortgage Loan documents provide that the non-recourse provisions of the Mortgage Loan documents shall not be applicable to Borrower (and a principal of Borrower who is a natural person or other individual guarantor who is a natural person shall guaranty the Borrower's recourse obligations arising from such non-applicability) either (a) in the event of a voluntary bankruptcy filing by the Borrower or (b) to the extent the Mortgage Loan holder's rights of recourse to the Mortgaged Property are impaired by or as a result of any legal proceeding (including a voluntary bankruptcy or insolvency proceeding) instituted by the Borrower. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

            44. Assignment of Collateral. There is no material collateral securing the Mortgage Loan that has not been assigned to the Purchaser.

            45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing the Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

            46. Servicing. The servicing and collection practices used with respect to the Mortgage Loan in all material respects have met customary standards utilized by prudent commercial or multifamily, as applicable, mortgage loan servicers with respect to whole loans.

            47. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of the Mortgage Loan, as of the Mortgage Loan's funding date and at all times when it held the Mortgage Loan, the originator of the Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

            48. No Fraud In Origination. In the origination of the Mortgage Loan, none of the Seller, the originator or any employee or agent of the Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To Seller's actual knowledge, no Borrower or guarantor is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property.

            49. Appraisal. An appraisal of the Mortgaged Property for the Mortgage Loan was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the related Borrower, such Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; to the Seller's actual knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

            50. Access and Parking. The following statements are true with respect to the

Mortgaged Property: (i) the Mortgaged Property is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress and (ii) except for de minimus violations or legal non-conforming parking, to the Seller's knowledge, as of the time of origination of the Mortgage Loan, based upon a letter from governmental authorities, a legal opinion, an independent zoning consultant's report or an endorsement to the related title insurance policy insuring the holder of the Mortgage against losses related to the lack of such parking, and to Seller's actual knowledge as of the Closing Date, the Mortgaged Property has parking to the extent, if any, required under applicable law, including local ordinances.

            51. Jurisdiction of Organization. The Borrower under the Mortgage Loan was at the time of origination of thereof either a natural person or was an entity organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

            52.   Reserved.

            53. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to the Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits are conveyed hereunder to the Purchaser.

            _________________________________________

            Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of the Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, the Mortgage Loan in accordance with the payment terms of such guarantor's written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, the Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.

                                  SCHEDULE C-6


            MJ Ocala Hilton (4010669) - This loan was just amended to reflect a bifurcation of the loan. Loan A is in the amount of $6,600,000 with an interest rate of 7.61% amortized over 25 years. Loan B is $800,981 also with an interest rate of 7.61%, but its amortized over 20 years. Both loans mature July 1, 2010. The Borrower signed the amendment on December 7, 2001.


                                     C-6-1

                                SCHEDULE C-12(a)


            The Environmental report for the MJ Ocala Hilton is older than 12 months (dated 10/23/97.)


                                     C-12-1

                                  SCHEDULE C-23


            Other than the MJ Ocala Hilton Companion Loan, there are no liens that affect our collateral. However, there is a lien dated November 2001 placed by the City of Ocala on the chillers and A/C equipment.


                                     C-23-1

                                  SCHEDULE C-53


            Although the loan documents require that taxes be escrowed, the Borrower has only provided evidence that taxes have been paid.


                                     C-53-1

                                   EXHIBIT D-1

                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C2
             CERTIFICATE OF SECRETARY OF ALLIED CAPITAL CORPORATION


            I, ______________________, hereby certify that I am a duly elected and acting Assistant Secretary of Allied Capital Corporation (the "Company"), and certify further as follows:

            1. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland;

            2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

            3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Maryland issued within ten days of the date hereof with respect to the good standing of the Company;

            4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of the State of Maryland, or from any other source, that the Company is not in good standing in Maryland.

            5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of December __, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

            6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

            7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

            8. Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of December __, 2001 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities and First Union Securities, Inc., (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

            Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name as of ___________, 2001.


                                                     By:________________________
                                                        Name:
                                                        Title:


            The undersigned, an officer of the Company, hereby certifies that ___________________ is the duly elected and qualified and acting Assistant Secretary of the Company and that the signature appearing above is his/her genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name as of ____________, 2001.



                                                     By:________________________
                                                        Name:
                                                        Title:



                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C2
                    CERTIFICATE OF ALLIED CAPITAL CORPORATION


            In connection with the execution and delivery by Allied Capital Corporation (the "Company") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of December __, 2001 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, and the Indemnification Agreement dated as of December __, 2001 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and First Union Securities, Inc. (together, the Mortgage Loan Purchase Agreement and the

Schedule A Addressees
January 7, 2002
Page 3


Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of the Company in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

            Certified this ___ day of December, 2001.


                                                     ALLIED CAPITAL CORPORATION


                                                     By:________________________
                                                        Name:
                                                        Title:

                                  EXHIBIT D-3A

                       FORM OF OPINION OF SPECIAL COUNSEL
                                  TO THE SELLER



TO THE PERSONS ON THE
ATTACHED SCHEDULE A

      Re:   Salomon Brothers Commercial Mortgage Trust 2001 - C2

Ladies and Gentlemen:

      We have acted as special counsel for Allied Capital Corporation, a Maryland Corporation ("Allied"), and have been requested to provide this opinion on behalf of Allied, in its capacity as the Seller under that certain Mortgage Loan Purchase Agreement dated as of December ___, 2001 (the "MLPA") by and between Allied and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") as Purchaser, and in its capacity as the MJ Ocala-Hilton Companion Mortgage Loan Noteholder under that certain Pooling and Servicing Agreement dated as of December 1, 2001 by and among SBMS VII as Depositor; Midland Loan Services, Inc. as Master Servicer, General Special Servicer and Birch Run Special Servicer; Wells Fargo Bank, Minnesota, N.A. as Trustee; JPMorgan Chase Bank as Certificate Administrator and Tax Administrator; Fortress CBO Investments Ltd. as Birch Run Companion Mortgage Noteholder and Allied (the "PSA" and collectively with the MLPA and the other related documents described on Exhibit 1 hereto, the "Transaction Documents") which Transaction Documents were entered into in connection with Allied's sale pursuant to the MLPA of a commercial mortgage loan to SBMS VII and SMBS VII's issuance pursuant to the PSA of certain commercial mortgage backed securities. Capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the PSA.

      In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents, copy of the articles of incorporation and by-laws of Allied certified by an assistant secretary of Allied (the "Articles"), a good standing certificate issued by the State of Maryland Department of Assessments and Taxation dated December __, 2001 (the "Good Standing Certificate") and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

      In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied upon statements and representations of Allied and its officers and representatives, the factual representations of Allied in the Transaction Documents and those certificates of public officials that we considered appropriate as a basis for the opinion set forth below.

Schedule A Addressees
January 7, 2002
Page 5


      In furnishing this opinion, we have assumed that: (i) the Transaction Documents have been duly authorized, executed and delivered by all parties thereto (other than Allied); (ii) all parties to the Transaction Documents (other than Allied) have the power and authority to execute the Transaction Documents; (iii) the execution, delivery and performance of the Transaction Documents by each of the parties thereto (other than Allied) does not violate such party's charter, by-laws or other organizational documents or any contract or undertaking to which it is a party or by which it is bound and complies with all laws, governmental rules and regulations, judgments and orders applicable to all such parties (other than Allied); and (iv) the Transaction Documents constitute the legal, valid and binding obligation of the parties thereto (other than Allied).

      Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

      1. Based solely on the Articles and the Good Standing Certificate, Allied is a corporation organized, existing and in good standing under the laws of the State of Maryland and has the requisite power and authority, corporate or other, to enter into and perform its obligations under the Transaction Documents.

      2. The Transaction Documents have been duly and validly authorized, executed and delivered by Allied and, upon due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding agreement of Allied, enforceable against Allied in accordance with their terms, subject, as to enforcement, to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) the enforceability of any choice of law or consent to jurisdiction provisions, and
(d) the enforceability of any indemnification provision which purports to indemnify any person for their own gross negligence, reckless disregard or willful misconduct.

      3. To our knowledge, no consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the execution, delivery and performance by Allied of the Transaction Documents or the consummation by Allied of the transactions contemplated by the Transaction Documents, except for those consents, approvals, authorizations or orders which previously have been obtained.

      4. The fulfillment by Allied of the terms of the Transaction Documents will not result in a breach of any term or provision of the articles of incorporation or by-laws of Allied, or conflict with or result in a violation of any State of Maryland or federal statute or regulation applicable to Allied, or to our knowledge, conflict with, result in a breach or violation of or constitute a default under, the terms of any indenture or other agreement to which Allied is a

Schedule A Addressees
January 7, 2002
Page 6


party or by which it is bound, or, to our knowledge, any order of any State of Maryland, State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over Allied, except in any such case where the default, breach or violation would not have a material adverse effect on Allied or its ability to perform its obligations under the Transaction Documents.

      5. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against Allied before any court, administrative agency or other tribunal which, either in one instance or in the aggregate, would draw into question the validity of the Transaction Documents, or which seeks to prevent the consummation of any of the transactions contemplated in the Transaction Documents, or which would be likely to impair materially the ability of Allied to perform under the terms of the Transaction Documents.

      Our use of the term "to our knowledge" or any similar phrase to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual conscious knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing Allied in connection with any other matter) or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of the qualified statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact that we represent Allied in connection with this opinion letter or in other matters. In addition, with respect to our opinion in paragraph 4 above, we hereby notify you that we have not reviewed any indenture or other agreement to which Allied is a party other than the Transaction Documents and the related agreements specifically referenced therein; and, with respect to our opinion in paragraph 5 above, we have undertaken no searches of any court docket or any other action to determine the existence of any action, suit, proceeding or investigation and we understand each of these are acceptable to each of the addressees.

      The opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the statutory laws of the State of Maryland relative to corporate organization and authorization as compiled in Matthew Bender's Maryland Code Annotated, 2001, all as in effect on the date hereof, except that we express no opinion with respect to federal securities laws, state securities or blue sky laws, or ERISA, or the rules and regulations under any of the foregoing. Furthermore we express no opinion as to whether the Limited Power of Attorney, which is Item 3 on Exhibit 1 hereto, is in the proper form for, or is legally sufficient for, any particular jurisdiction.

Schedule A Addressees
January 7, 2002
Page 7


      This opinion is being furnished only to the parties to whom this opinion is addressed and is solely for their benefit and no other person or entity shall be entitled to rely on this opinion without our express prior written consent.

                                                     Very truly yours,

                                                     KILPATRICK STOCKTON LLP



                                                     By: _______________________
                                                         Rex R. Veal, Partner

                                   SCHEDULE A


Moody's Investors Services, Inc.                  Salomon Brothers Mortgage Securities VII, Inc.
99 Church Street                                  388 Greenwich Street
New York, NY  10007                               New York, New York 10013


Standard and Poor's                               Midland Loan Services, Inc.
55 Water Street                                   210 West 10th Street, 6th Floor
New York, NY  10041                               Kansas City, MO 64105


Wells Fargo Bank Minnesota, N.A.                  JPMorgan Chase Bank
45 Broadway, 12th Floor                           450 West 33rd Street
New York, NY 10006                                New York, NY 10001


Fortress CBO Investments I, CTL                   J.P. Morgan Securities Inc.
1301 Avenue of the Americas, 42nd Floor           270 Park Avenue, 6th Floor
New York, NY 10019                                New York, NY 10017


Salomon Smith Barney Inc.                         First Union Securities, Inc.
388 Greenwich Street                              401 South Tryon Street
New York, NY 10013                                Charlotte, NC 28288


Greenwich Capital Markets, Inc.                   Credit Suisse First Boston Corporation
600 Steamboat Road                                11 Madison Avenue
Greenwich, CT 06830                               New York, NY 10010


                                     D-3A-1

                                  EXHIBIT D-3B

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE SELLER


Moody's Investors Services, Inc.                  Greenwich Capital Markets, Inc.
99 Church Street                                  600 Steamboat Road
New York, NY  10007                               Greenwich, CT 06830


Standard and Poor's Ratings Group                 Credit Suisse First Boston Corporation
25 Broadway                                       11 Madison Avenue
New York, NY  10004                               New York, NY 10010


Salomon Brothers Mortgage Securities VII, Inc.    J.P. Morgan Securities Inc.
388 Greenwich Street                              270 Park Avenue, 6th Floor
New York, New York 10013                          New York, NY 10017


Salomon Smith Barney Inc.                         First Union Securities, Inc.
388 Greenwich Street                              401 South Tryon Street
New York, NY 10013                                Charlotte, NC 28288



                  RE: Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") Commercial Mortgage Pass-Through Certificates Series 2001-C2

Ladies and Gentlemen:

We have acted as counsel to Allied Capital Corporation ("Allied" ), a Maryland corporation, in connection with the issuance of Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates Series 2001-C2 (the "Certificates"). Capitalized terms and letters used herein without definition have the meaning ascribed to them in the Pooling and Servicing Agreement or in Schedule 2 hereto. The Certificates will consist multiple classes designated as follows:

            A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, BR, R, Y,
            X-1, and X-2

and will represent in the aggregate the entire beneficial ownership interest in a separate trust fund (the "Trust") the property of which is primarily comprised of multi-family and commercial mortgage loans (collectively, the "Mortgage Loans"). The Mortgage Loans being so transferred were (i) loans originated or acquired from time to time by Salomon Brothers Realty Corp. ("SBRC"), (ii) loans originated or acquired from time to time by Greenwich Capital Financial Products ("GCFP"), (iii) loans originated or acquired from time to time by Artesia Mortgage Capital Corporation ("AMCC") and (iv) one loan originated by Allied.

All loans are being transferred to Depositor by four (4) separate Mortgage Loan Purchase Agreements between said respective parties and Depositor (collectively, the "Mortgage Loan Purchase Agreements"). Depositor, pursuant to the Pooling and Servicing Agreement, then is selling the Mortgage Loans to Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee") of the Trust.

The Certificates are being issued by the Trust to Depositor in full payment for the Mortgage Loans and Depositor will sell all the Certificates to the Certificate Sellers and receive the net proceeds thereof in cash. In a separate transaction Allied will acquire the Certificates designated as J, K, L, M, N, P, Q and Y (the " Allied Certificates").

The payments to SBRC, GCFP, AMCC and Allied will be made by Depositor in cash on Closing.


                                     D-3B-1

Certificates are being issued pursuant to the Pooling and Servicing Agreement and are being offered pursuant to the Underwriting Agreement and the Certificate Purchase Agreement. The Certificate Sellers are offering all the Class A-1, A-2, A-3, B, C, D and E Certificates (the "Public Certificates") by public offering by the Prospectus and the Prospectus Supplement (defined below), and the balance of the Certificates ( the "Private Certificates") by the Private Placement Memorandum (defined below).

Midland Loan Services, Inc. (the "Servicer") will service the Mortgage Loans under the terms of the Pooling and Servicing Agreement.

We have acted as special counsel to Allied in connection with the transfer by Allied of the Mortgage Loan identified on Attachment A hereto (the "Loan") and the acquisition of the Allied Certificates.

      In this regard we have reviewed the following:

            1. The Mortgage Loan Purchase Agreement dated as of December 18, 2001 by and between Allied as Seller and the Depositor as Purchaser (the "MLPA");

            2. The Pooling and Servicing Agreement dated as of December 1, 2001 by and among the Depositor as Depositor, Midland Loan Services as Master Servicer, General Special Servicer, and Birch Run Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee, JPMorgan Chase Bank as Certificate Administrator and Tax Administrator, Fortress CBO Investments I, LTD. As Birch Run Companion Mortgage Loan Noteholder and Allied as MJ Ocala-Hilton Companion Mortgage Loan Noteholder (the "PSA");

            3. Certificates of Suzanne Sparrow and John Schuerer of Allied, dated the date hereof and in the form attached hereto as Exhibits A and B(the "Supporting Certificates");

            4. The Prospectus and Prospectus Supplement dated December __, 2001 prepared by the Depositor by which the Public Certificates were offered ( the "Prospectus and Prospectus Supplement");

            5. The Private Placement Memorandum prepared by the Depositor by which the Private Certificates were offered (the Private Placement Memorandum"); and

            6. The Indemnification Agreement dated and effective as of December __, 2001 among Allied , the Depositor, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc. Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and First Union Securities, Inc. (the "Indemnification Agreement").


                                     D-3B-2

                               OPINIONS REQUESTED

      In our capacity as special counsel to Allied, we have been requested to provide to each of you our opinion as to whether a bankruptcy court, in a properly presented case under currently reported decisions and statutes, correctly applying applicable law and exercising reasonable judgment after full consideration of the facts, would conclude that, if Allied becomes a debtor under Title 11 of the United States Code (the "Bankruptcy Code"), the transfer of the Loan by Allied to the Depositor constitutes a true sale of the Bonds and, therefore, that the Note does not constitute property of the bankruptcy estate of Allied under Section 541 of the Bankruptcy Code.

                                   ASSUMPTIONS

      In rendering our opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of such certificates, corporate or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion. We have examined and relied upon, among other things: (a) a certificate of an officer of Allied representing that the applicable facts set forth herein are accurate, and (b) the statements of fact in the Documents to the extent such statements are relevant hereto. We have not made any independent inquiry with regard to the accuracy of the matters stated in such certificates or in the Documents.

      Our opinions expressed herein are based upon and subject to the following assumptions and statements of fact being and remaining correct:

      1. Compliance by each of SBRC, GCFP, AMCC, Allied, Depositor and the Trustee with the relevant provisions of each of their certificates of incorporation or organization, bylaws and the terms and provisions relating to the transfer of the Mortgage Loans as provided by the Pooling and Servicing Agreement. All instruments of transfer and other documents issued or executed in connection with the issuance and sale of the Certificates are legal, valid, and binding upon, and enforceable in accordance with their terms against, all parties or signatories thereto, except as such enforceability may be affected by
(a) laws relating to bankruptcy, insolvency and other similar laws and (b) the principles of equity.

      2. SBRC, GCFP, AMCC, Allied, Depositor and the Trustee will each at all relevant times maintain its existence (corporate or as a national banking association, as the case may be) in good standing under the laws of its respective state (and as to the Trustee, the laws of the United States) of formation; each of said parties has otherwise complied and will, to the extent such laws are applicable to each with respect to the transactions herein described, comply in all respects with the laws of such government controlling their respective formation, and with all other laws, federal, state or otherwise, the violation of which would: (a) affect title to or the transferability of the Mortgage Loans, (b) affect the validity or formation of the Trust, or (c) affect the authorization for or the validity of the Certificates, including but not limited to all laws relating to the issuance, sale and distribution of securities as it relates to the Certificates; each will observe all requisite corporate and, as the case may be, national banking association formalities with respect to the transactions herein described; and all contemplated transactions in


                                     D-3B-3
connection with the issuance of the Certificates are duly authorized under, and in compliance with, applicable federal and state laws other than laws relating to bankruptcy.

      3. The genuineness and due authorization of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies.

      4. All necessary endorsements and assignments required under applicable state laws to transfer effectively the Mortgage Loans will be executed, delivered and, where state law requires, recorded, or the borrowers notified, or both, and the promissory notes for the Mortgage Loans will be delivered to Depositor and by Depositor to the Trustee for the Trust in accordance with the terms of the Mortgage Loan Purchase Agreements and the PSA.

      5. Each of SBRC, GCFP, AMCC and Allied is and will be solvent immediately after the transfer by each of Mortgage Loans to Depositor.

      6. Depositor is and will be solvent immediately after both the transfer by it of the Mortgage Loans to the Trustee and the sale of the Certificates to the Certificate Sellers.

      7. The Trustee or other appropriate party in interest would oppose any attempt to treat the Loan as property of the estate of Allied in the event Allied were to file a voluntary petition under the Bankruptcy Code or have a trustee appointed for it under the Bankruptcy Code.

      8. Allied was, immediately prior to the transfer thereof by it to Depositor, the owner of the Loan transferred by it under the MLPA.

      9. For purpose of the statements, conclusions and qualifications hereinafter set forth, the term "Mortgage Loan" shall be deemed to include certain related contract rights and accounts held by the Servicer (or other servicers), certain related collection and or distribution accounts, certain funds of the borrowers, certain related reserve accounts and certain insurance policies related to the loans, all held by the Servicer (or other servicers) on behalf of the respective owners of the loans.

      10. Commencing on the date hereof the following transactions will occur sequentially:

            (a) SBRC, GCFP, AMCC and Allied will transfer those Mortgage Loans owned by each of them to Depositor, pursuant to their respective mortgage loan purchase agreements. The consideration to be paid SBRC, GCFP, AMCC and Allied pursuant to the Mortgage Loan Purchase Agreements will be cash equal to the fair market value of the Mortgage Loans so transferred, payable as hereinabove set forth.

            (b) Pursuant to the Pooling and Servicing Agreement, Depositor will transfer to the Trustee, for the benefit of the holders of Certificates, all of its right, title and interest in and to the Mortgage Loans in exchange for the Certificates, which will represent a value no less than the fair market value of the Mortgage Loans.


                                     D-3B-4

            (c) Pursuant to the Underwriting Agreement and the Certificate Purchase Agreement, Depositor will transfer the Certificates to Certificate Sellers in consideration for an aggregate purchase price which represents the fair market value for the Certificates. Certificate Sellers intend to sell all of the Certificates to purchasers that are not affiliated with Depositor.

      11. The Pooling and Servicing Agreement provides for the issuance of the Certificates, which collectively evidence 100% ownership interest in the Trust. The Trust is comprised of the Mortgage Loans.

      12. The parties intend, and the applicable documents so indicate, the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase and Sale Agreements to be sales by each of SBRC, GCFP, AMCC and Allied to Depositor. The parties intend to treat the transfers as sales for accounting and tax purposes. The purchase price for the Mortgage Loans will be fair market value. SBRC, GCFP, AMCC and Allied will each irrevocably transfer and relinquish all rights with respect to the Mortgage Loans and, specifically, will have no right to sell, pledge, or otherwise dispose of the Mortgage Loans after their respective transfers thereof. Depositor, subject to the Pooling and Servicing Agreement, will be free to deal with the Mortgage Loans as its own property. Depositor will transfer the Mortgage Loans without recourse and will have no obligation to deliver other property to the Trust either in substitution for or in addition to the Mortgage Loans in the event of a credit loss or decline in value of the Mortgage Loans. The Trust will have no right to transfer the Mortgage Loans back to Depositor.(1) Consequently, Depositor will have transferred the benefits and risks of ownership of the Mortgage Loans to the Trust. Neither SBRC, GCFP, AMCC, Allied, nor Depositor will have transferred the Mortgage Loans in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or in part of others or with an intent to hinder, delay or defraud any of its creditors, but will transfer (or heretofore transferred) its interest in said Mortgage Loans in accordance with the ordinary course and scope of its business. The owners of the interests in the Trust did not transfer their interests in the Trust in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or part of others or with an intent to hinder, delay or defraud any of their

---------- (1)   Allied, SBRC, GCFP and AMCC make (or will pass through) certain representations and warranties regarding each of the Mortgage Loans in the respective mortgage loan purchase agreements and under certain circumstances one or more of them (or the parties which originated any such Mortgage Loans as to loans originated by such other parties) may be obligated to repurchase one or more of the Mortgage Loans due to breach of any such representation or warranty, which representations and warranties were passed on by Depositor to the Trust. However, each such obligation is limited and does not result from a decline in the value of or future payment defaults on any one or more of the Mortgage Loans and does not give SBRC, GCFP, AMCC, Allied or Depositor a right to repurchase or otherwise reacquire any of the Mortgage Loans or to reclaim any of the incidents of ownership, except to comply with each such party's respective representations and warranties. Furthermore, each Mortgage Loan Seller, if such breach is also a default under a Mortgage Loan, has a right to cure such breach and to have its expenses in so doing repaid to it, subject and subordinate to the rights of the Trustee. Such cure rights do not amount to a reacquisition of the Mortgage Loan and constitute a less drastic method of compliance with a party's representations and warranties.


                                     D-3B-5
respective creditors, but transferred such beneficial interest in accordance with the ordinary course and scope of their businesses.

      13. Under the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, Depositor has no obligation to deliver other property to any holder of the Mortgage Loans either in substitution therefor or in addition thereto in the event of a credit loss or decline in value of the Mortgage Loans, nor does the holder of the Mortgage Loans have a right to transfer the Mortgage Loans to Depositor or Allied , except as noted in footnote 1.

      14. Under the Pooling and Servicing Agreement, when the total stated principal balance of the Mortgage Loans declines to 1% of the initial pool balance as of the Cut-Off Date, the holder(s) of a majority of the controlling class, the most subordinate Class of Certificates then outstanding that has at least 25% of its principal outstanding or the Special Servicer, in such order of priority, may opt to purchase the Mortgage Loans and any REO Properties then remaining at a price requiring payment of a sum that would pay all principal balances (as adjusted by the Special Servicer for loans for which it determines all payment or recoveries have been made, and excluding REO Properties), interest and unreimbursed expenses and fair market value for all other assets, including REO Properties.

      15. Under the Pooling and Servicing Agreement all payments on Mortgage Loans will be sent directly by the borrowers obligated on the Mortgage Loans to Servicer, to be deposited by it in an account or accounts titled in the name of the Trustee, with Servicer authorized to draw thereon by the Pooling and Servicing Agreement only for the purposes specified in said Pooling and Servicing Agreement.

      16. The purchase of the Loan by the Depositor from Allied was not conditioned upon Allied purchasing the Allied Certificates.

      17. Allied's decision to purchase the Allied Certificates was based on its assessment of the value of the Allied Certificates and was not made to induce the purchase of the Loan.

      Our opinion is based upon, and is subject to, the additional assumptions set forth herein.

      In rendering our opinion, we have, with your permission and at your direction, relied upon the following factual assumptions, the accuracy of which we have not independently verified and which constitute our understanding of the transactions described herein and which have been confirmed to us in the Supporting Certificate:

            A. Allied is a corporation having all requisite power and authority to transfer the Loan.

            B. Allied transferred and absolutely assigned all of its right, title and interest in and to the Loan pursuant to the MLPA. In consideration for such conveyance, Allied received an amount equal to the outstanding principal balance and accrued interest less approximately $80,000.00 (such sum the "Purchase Price") representing the purchase


                                     D-3B-6
      price for the Loan (including accrued and unpaid interest to the Transfer
      Date) in cash on the Transfer Date.

            C. The Purchase Price is consistent with amounts paid in other sales of mortgage loans similar to the Loan in connection with a sale made at arm's length to a third party and reflects the fair market value of the Loan.

            D. All records (electronic and otherwise) of Allied relating to the Loan have been and will continue to be marked to indicate that the Loan has been sold by Allied.

            E. Other than as specifically provided in the PSA and set forth above, Allied has no right to substitute or exchange the Loan it has sold and Depositor has no right to require Allied to so substitute or exchange the Loan.

            F. In consideration for its purchase of the Allied Certificates, Allied paid approximately $40,300,000.00 (the "Allied Certificate Purchase Price") representing the purchase price for the Allied Certificates in cash on the Transfer Date.

            G. The Allied Certificate Purchase Price is consistent with amounts paid in other sales of certificates similar to the Allied Certificates in connection with a sale made at arm's length to a third party and reflects the fair market value of the Allied Certificates.

            H. The Loan is secured by a mortgage which also secures another loan (the B-Note") which is subordinated to the Loan with respect to payment and remedies in the event of a default under the Loan or the mortgage. Allied is the owner of the B-Note. In the event of a default under the Loan, Allied as the holder of the B-Note will be precluded from taking any action or receiving any payment on the B-Note unless and until the Loan is paid in full.


      In rendering our opinion herein, we have reviewed Section 541 of the Bankruptcy Code and judicial interpretations thereof, as well as other relevant law that we deemed necessary.

                                   DISCUSSION

      Section 541 of the Bankruptcy Code provides that the estate of a debtor is comprised of "all legal or equitable interests of the debtor in property as of the commencement of the [bankruptcy] case." Because the Bankruptcy Code does not state under what circumstances the debtor may have any such interest in property, that determination is made under applicable state law.(2)

----------
(2)   Barnhill v. Johnson, 503 U.S. 393, 398, 112 S. Ct. 1386, 1389 (1992) (in
      the absence of any controlling federal law, property and interests in property "are creatures of state law"); In re Crysen/Montenay Energy Co., 902 F.2d 1098, 1101 (2d Cir. 1990) (stating that federal law


                                     D-3B-7

      In this regard, we have not located relevant authority specifically interpreting transfers of the type described above. State decisional law does exist in analogous areas. In these instances, courts have considered whether transfers of assets should be characterized as sales, absolute assignments, contingent assignments or secured loans for purposes of tax, bankruptcy and usury laws. Those courts have focused on differing factors to determine whether a transfer of assets constitutes an "absolute assignment" or a "true sale" of those assets. The most relevant factors are discussed below.

      Further, judicial determination of a "true sale" generally proceeds on a case-by-case basis, involving analysis of all of the facts and circumstances of a particular case, rather than by the consistent application of a well-established legal doctrine, and no prescribed formula or set of factors that can be consistently applied has been developed. In addition, reported cases do not indicate any single factor or combination of factors that is conclusive.

      As a result of the case-by-case analysis of particular facts and circumstances, the reported decisions are not conclusive as to the relative weight to be given to any factor discussed in those cases or in this transaction. Further, the cases do not uniformly apply the factors considered. In certain decisions, transactions with certain facts similar to those present in this transaction were characterized as loans secured by the assets.(3)

In considering the issue of whether a transaction is a true sale or a financing arrangement, courts generally have looked to the following factors:

      1. Intent of the Parties. Principally, the courts examine the intent of the parties, as determined from all of the facts and circumstances surrounding the transaction.(4) Courts have held that the objective intent of the parties to a transaction is critical in determining the nature and effect of the transaction.(5) In particular, in transactions among sophisticated parties, the

----------
      determines the "outer boundary of what may constitute property of the estate," but that state law determines the nature of the debtor's interest in a given item).

(3) Home Bond Co. v. McChesney, 239 U.S. 568 (1916); Blackford v. Commercial Credit Corp., 263 F.2d 97 (5th Cir.), cert. denied, 361 U.S. 825 (1959);
      Milana v. Credit Discount Co., 27 Cal. 2d 335, 163 P.2d 869 (Cal. 1945).

(4)   In re Reeves, 65 F.3d 670, 674 (8th Cir. 1995); Stratford Financial Corp.
      v. Finex Corp., 367 F.2d 569, 571 (2d Cir. 1966); In re Golden Plan of California, Inc., 829 F.2d 705, 709 (9th Cir. 1986); In re Candy Lane Corp., 38 B.R. 571, 575-76 (Bankr. S.D.N.Y. 1984); In re Eagle-Picher Industries, 139 B.R. 873, 875 (Bankr. S.D. Ohio 1992); In re Evergreen Valley Resort, Inc., 23 B.R. 659, 661 (Bankr. D. Me. 1982).

(5) In re Bevill, Bresler & Schulman Asset Management Corp., 67 B.R. 557, 597-98 (Bankr. D.N.J.) aff'd, 805 F.2d 120 (3d Cir. 1986); In re CRIIMI
      MAE, Inc., 251 B.R. 796, 801 (Bankr. D. Md. 2000); see also Brown Bros. Electric Contractors, Inc. v. Bean Construction Corp., 41 N.Y.2d 397, 399, 361 N.E. 99, 101 (N.Y. 1977) (stating that courts must look to the "objective manifestations of the intent of the parties as gathered by their express words and deeds").


                                     D-3B-8
stated intent of those parties is generally the controlling consideration.(6) In determining the intent of the parties, it is a primary rule of contract construction that when the terms of a written agreement are clear and unambiguous, the intent of the parties must be found within the four corners of the contract.(7) However, if a contract has internal inconsistencies pointing to ambiguity, courts will allow extrinsic evidence to determine the intent of the parties.(8)

      Courts will defer to the parties' characterization of a transaction unless the components of the transaction are clearly inconsistent with the stated intent or the effect of the transaction would result in a clear evasion of public policy. Further, although the documentation often determines the parties' intent,(9) the law requires "no particular phraseology . . . to effectuate an assignment."(10) However, merely labeling the transfer an "absolute assignment" or a "true sale" is not dispositive and, without more, will not generally persuade a court to so characterize the transfer.(11)

----------
(6) In re Bevill, 67 B.R. at 597-98; Equipment Finance, Inc. v. Grannas, 218 A.2d 81 (Pa. Super Ct. 1966); Granite Partners, L.P. v. Bear, Stearns & Co. Inc., 17 F.Supp.2d 275, 300 (S.D.N.Y. 1998).

(7) In re CRIMMI MAE, Inc., 251 B.R. at 801-802; Slamow v. Del Cor, 174 A.D.2d 725, 726 571 N.Y.S.2d 335 (N.Y. App. Div. 1991) aff'd 79 N.Y.2d 1016, 594
      N.E.2d 918 (N.Y. 1992).

(8) In re CRIIMI MAE, 251 B.R. at 802; Federal Ins. Co. v. Americas Ins. Co., 258 A.D.2d 39, 43, 691 N.Y.S.2d 508, 512 (N.Y. App. Div. 1999).

(9)   In re Golden Plan, 829 F.2d at 709; United States v. Wells, 127 F.3d 739,
      n.2 (8th Cir. 1997); Guaranty Savings & Loan Association v. Ultimate Savings Bank, 737 F. Supp. 366, 370-71 (W.D. Va. 1990).

(10) In re Candy Lane Corp., 38 B.R. at 575; Coastal, Commercial Corp. v. Samuel Kosoff & Sons, Inc., 199 N.Y.S.2d 852, 855 (N.Y. App. Div 4th Dept
      1960).

(11) In re Joseph Kanner Hat Co., 482 F.2d 937, 940 (2d Cir. 1973) (concluding that an "absolute assignment" agreement actually was an assignment for security); Endico Potatoes, Inc. v. CIT Group/Factoring, 67 F.3d 1063, 1068-069 (2d Cir. 1995); Major's Furniture Mart, Inc. v. Castle Credit Corp., 602 F.2d 538, 543 (3d Cir. 1979); In re Woodson Co., 813 F.2d 266,
      272 (9th Cir. 1987); People v. Service Institute, Inc., 421 N.Y.S.2d 325, 326 (N.Y. Sup. Ct. 1979); In re Sackman Mortgage Corp., 158 B.R. 926, 932 (Bankr. S.D. N.Y. 1993) (holding that "[l]abels cannot change the true nature of the underlying transactions."); but see In re Bevill, 67 B.R. at 597 (noting that unequivocal language in the documents characterizing the transaction as a purchase and sale was strong prima facie evidence that the parties intended the transaction to be an absolute assignment rather than a secured loan).


                                     D-3B-9

      There is no indication in the MLPA that the transfer of the Loan to the Depositor by Allied is intended to constitute a transaction other than an absolute sale of the Loan. The clearly expressed intention of the parties under the MLPA is that the transfer of the Loan by Allied to the Depositor be a sale, not a pledge of the Loan to secure a debt or other obligation of Allied. MLPA,
Section 10.

      2. Recourse. The right of a transferee to seek payment from the transferor of an asset (i.e., recourse) for losses incurred as a result of the non-collectability of the asset following its transfer is a primary factor in the determination of whether a transfer should be characterized as an "absolute assignment" or "true sale" or, instead, as a secured loan.(12) The mere presence of recourse to the transferor "without more will not automatically convert a sale into a security interest . . . [rather] [t]he question for the court . . . is whether the nature of the recourse, and the true nature of the transaction, are such that the legal rights and economic consequences of the [transaction] bear a greater similarity to a financing transaction."(13)

      Accordingly, where a transferee has full recourse to the transferor for losses on the transferred assets, the transfer is more likely to be characterized as a secured loan or contingent assignment.(14) Conversely, if the transferee has no or limited recourse to the transferor, it is more likely that the transfer will be characterized as an absolute assignment.(15) Thus, where a transferor obligated itself to repurchase all assets it conveyed that became 60 or more days past due(16) or warranted that each asset would be paid within 60 days of transfer,(17) courts have found the transfers of those assets to be contingent assignments as security for loans and not absolute assignments. In contrast, where a transferor established a 20% reserve fund for any credit loss that the transferee might sustain in respect of any asset and the transferee had full recourse to the

----------
(12) Home Bond Co. v. McChesney, 239 U.S. 568; In re Gotham Can Co., 48 F.2d 540, 541 (2d Cir. 1931); Major's Furniture Mart, Inc., 602 F.2d at 545 (referencing "the extremely relevant factor" of recourse); In re Evergreen Valley Resort, Inc., 23 B.R. at 662; Berger v. State, 910 P.2d 581, 586-588 (Alaska 1996).

(13) Major's Furniture Mart, Inc., 602 F.2d at 544 (emphasis in original; footnote omitted).

(14)  In re Shulman Transport Enterprises, Inc., 744 F.2d 293, 295-96 (2d Cir.
      1984); In re Gotham Can Co., 48 F.2d at 541; In re Woodson Co., 813 F.2d
      266. But see A. B. Lewis Co. v. National Investment Corporation of Houston, 421 S.W.2d 723 (Tex. Ct. App. 1967) (holding presence of full recourse not inconsistent with sale); Berger, 910 P.2d at 588 (court concluded the nature of the recourse, not the existence of full recourse, was determinative factor).

(15)  In re Golden Plan, 829 F.2d at 709.

(16) Major's Furniture Mart, Inc., 602 F.2d 538; West Pico Furniture Company of Los Angeles v. Pacific Finance Loans, 2 Cal.3d 594, 469 P.2d 665 (1970).

(17)  Milana, 27 Cal.2d 335, 163 P.2d. 869; Service Institute, 421 N.Y.S.2d at
      326.


                                    D-3B-10
transferor with respect to any asset created without the prior approval of the transferee, the court found the transfer to be a "true sale(18)".

      In the instant transaction, Allied does not guaranty the Loan or receipt by Depositor of any payment in respect of the Loan and Depositor has no right to require Allied to make any payment in respect of any loss experienced by Depositor as a result of any loss incurred with respect to the Loan other than for a breach of specific representations and warranties that do not relate to the collectability of the Loan.

      Though there is no recourse to Allied for non-payment of the Loan absent the breach of a representation or warranty, a party challenging the true sale character of the transfer might argue that, by purchasing classes of Certificates which rank lowest in order of priority of payment, Allied effectively has retained the risk of non-payment of the Loan, thereby manifesting an intention inconsistent with an absolute assignment. Such an argument should be found unpersuasive. Allied's risk on the subordinated Certificates is only marginally related to performance of the Loan, which constitutes an exceedingly small portion of the Mortgage Loans. The Loan could perform in exemplary fashion, yet Allied could suffer losses on its investment in the subordinated Certificates because of non-performance of other Mortgage Loans. This fact demonstrates that Allied's purchase of the Certificates is not being driven by the sale of the Loan to the Depositor. Allied's purchase of the subordinated Certificates is not a condition to the sale by Allied of the Loan, nor is Allied acquiring the Certificates to induce the purchase of the Loan. Where, as here, the purchase of the subordinated Certificates is a transaction independent of the sale of the Loan, the argument that the Certificate acquisition evidences an intent inconsistent with a true sale should be found singularly unpersuasive.

      3. Control of the Transferred Property. The extent to which the transferor of assets retains the right to make decisions regarding the assets after the transfer, and the types of decisions the transferor is entitled to make, are aspects of control over transferred assets to which certain courts have ascribed importance in the characterization of a transfer as an absolute assignment.(19)

      In this regard, courts have also looked at whether the transferor (i) continues to service the transferred assets,(20) (ii) is permitted to commingle either the transferred assets or collections

----------
(18) Refinance Corp. v. Northern Lumber Sales, Inc., 329 P.2d 109 (Cal. App. 2nd Dist. 1958).

(19) In re Woodson Co., 813 F.2d at 268; Miller v. Wells Fargo Bank International Corp., 406 F. Supp. 452, 473 (S.D.N.Y. 1975), aff'd, 540 F.2d 548 (2d Cir. 1976); In re Candy Lane Corp., 38 B.R. at 575; SBRC Manhattan Bank, N.A. v. F.D.I.C., 554 F. Supp. 251, 256 (W.D. Okla. 1983).

(20) In re Golden Plan, 829 F.2d at 709; In re Alda Commercial Corp., 327 F. Supp. 1315, 1317 (S.D.N.Y. 1971); West Pico Furniture Company, 2 Cal. 3d at 604.


                                    D-3B-11
thereon, or both, with the transferor's own assets,(21) or (iii) notifies the obligors on the assets of the transfer.(22)

      Initially as Controlling Class Representative, Allied will have the right to consent to certain actions taken with respect to the Mortgage Loans. Allied will not service the Mortgage Loans nor make any final decisions with respect to the Mortgage Loans but rather Allied's consent will be required with respect to specific limited decisions and the Servicer may ignore Allied's direction or take those specific actions notwithstanding Allied's failure to consent if the Servicer determines that Allied's direction or failure to consent would cause the Servicer to violate the Servicing Standard with respect to the best interests of the all of the Certificateholders. Accordingly Allied's control over any Mortgage Loan is specifically limited and subject to be superceded by the judgment of the Servicer on behalf of the Trust and all of the Certificateholders.

      4. Additional Factors. Courts have identified additional factors that may indicate whether a transfer is a sale or a secured loan. These factors include whether the transferor has any redemption rights,(23) whether the transferee has made an independent credit evaluation of credit risks on the asset,(24) whether the transferor must pay interest to the transferee with respect to amounts that remain unpaid under any asset after the estimated collection period expires,(25) whether the assets transferred are specifically identified,(26) whether, prior to the transfer, the transferee had any right in the asset transferred, or was owed any financial obligation by the transferor,(27) whether the transferor has treated the transfer as a sale of assets for accounting purposes,(28) whether the transferor must bear the expense of servicing and collecting the

----------
(21)  In re Shulman Transport Enterprises, Inc., 744 F.2d 293, 295 (2d Cir.
      1984); In re Alda Commercial Corp., 327 F. Supp. at 1317.

(22)  In re Alda Commercial Corp., 327 F. Supp. 1315; SBRC Manhattan Bank, 554
      F. Supp. at 255.

(23) Fox v. Peck Iron & Metal Co., 25 B.R. 674, 689 (Bankr. S.D. Cal. 1982); In re Eagle-Picher Industries, Inc., 139 B.R. at 875; In re Carolina Utilities Supply Co., 118 B.R. 412, 415-16 (Bankr. D.S.C. 1990); In re Evergreen Valley Resort, Inc., 23 B.R. at 661.

(24) In re Shulman Transport Enterprises, Inc., 744 F.2d at 296; In re Alda Commercial Corp., 327 F. Supp. at 1317; West Pico Furniture Company, 2 Cal.3d at 604, 46 P.2d 665.

(25)  In re Carolina Utilities, 118 B.R. at 416.

(26) In re Casco Electric Corp., 28 B.R. 191, 195 (Bankr. E.D.N.Y.), aff'd, 35 B.R. 731 (E.D.N.Y. 1983); Cessna Finance Corporation v. Millard Aviation Inc., 13 B.R. 15, 22 (Bankr. D. Neb. 1981).

(27)  In re Joseph Kanner, 482 F.2d 937.

(28)  A.B. Lewis Co., Inc., 421 S.W.2d at 728.


                                    D-3B-12
transferred assets,(29) and whether the transferee's rights in the assets would terminate if the transferee received payment other than through the assets themselves.(30) However, as noted by one court, the "root of all these factors is the transfer of risk . . . [i]f the lender holds only a security interest . .
 . the lender's risk is derivative or secondary, that is, the borrower remains liable for the debt and bears the risk of non-payment by the account debtor."(31)

      The Loan constitutes an identifiable instrument as to which Allied has executed an endorsement by allonge to effect the absolute transfer to Depositor and an assignment to transfer all rights to the mortgage to the extent is secures the Loan. Prior to the transfer to Depositor, Depositor had no interest in the Loan. In addition, the transfer of the Loan to Depositor by Allied was not made to, and did not, extinguish or reduce any indebtedness previously owed by Allied to Depositor.

      Upon the transfer of the Loan to Depositor, Depositor obtained the unrestricted right to sell or otherwise transfer the Loan to any person.

                                     OPINION

      On the basis of the facts, discussion, analysis, and assumptions set forth herein, and subject to the qualifications set forth herein, we are of the opinion that, in a properly presented case under currently reported authority and statutes, a court correctly applying applicable law and exercising reasonable judgment after full consideration of the facts would conclude that, if Allied becomes a debtor under the Bankruptcy Code, the transfer of the Loan by Allied to Depositor will constitute an absolute assignment of the Loan and, therefore, the Loan will not constitute property of the bankruptcy estate of Allied under Section 541 of the Bankruptcy Code.

      We express no opinion (i) as to whether a court may temporarily delay or preliminarily restrain the exercise of any right by Depositor or any of its assignees with respect to the Loan, payments thereon or proceeds thereof for any period during which the court considers the characterization of the transfer of the Loan from Allied to Depositor or (ii) as to any transfer or the effect thereof other than the transfer of the Loan by Allied to Depositor. In addition, we express no opinion as to any choice of law or conflict of laws matter.

      While we believe that our opinion set forth herein is supported by sound analysis of existing law, we have found no statutes or reported cases that discuss directly whether the specific type of transaction at issue in the transfer of the Loan from Allied to Depositor would be treated as an absolute or contingent assignment.

----------
(29)  McChesney, 239 U.S. at 575; Blackford, 263 F.2d at 106.

(30)  In re Evergreen Valley Resort, Inc., 23 B.R. at 661.

(31)  Endico Potatoes, Inc., 67 F.3d at 1069.


                                    D-3B-13

      In addition, we have found no reported judicial authority that has considered a transaction containing all the facts and circumstances that are present in this transaction. In rendering our opinion, we have thus relied on cases discussing certain of the facts and circumstances that are present in this transaction and cases discussing more generally whether the transfer of an asset was a transfer of ownership or a transfer of a more limited interest. Accordingly, our opinion is not based on directly controlling precedent but rather on what we believe to be a sound analysis of existing authorities. The foregoing opinion is expressly subject to there being no material fact that has not been communicated to us.

      We render no opinion herein as to any law other than the laws of the State of New York and the federal laws of the United States of America. This opinion is limited to the effect of the present state of the laws of the State of New York and the United States of America and, in rendering this opinion, we assume no obligation to revise or supplement this opinion should we become aware that any of the facts or assumptions that we have relied upon or any of the present laws, or the interpretation thereof, have changed.

      This opinion has been furnished to you solely in connection with the transactions described herein and on the condition that the opinions expressed herein may not be published or otherwise communicated by you to any other party without our specific prior written approval in each instance. Except as may be permitted in a written consent or by order of court, the existence, the contents and/or the conclusions of this opinion may not be disclosed at any time to any person for any purpose whatsoever. This opinion is to be relied upon solely by, and is addressed solely to, the addressees listed on Schedule A hereto (each, an "Addressee"); no other person is authorized to receive and no person is authorized to deliver to any other person, a copy of this opinion. If any person other than an Addressee or a person specifically entitled to rely hereon, as evidenced by such person's receipt from Kilpatrick Stockton LLP of an original executed reliance letter from Kilpatrick Stockton LLP (a "Reliance Letter"), receives a copy of this opinion from any person, including any Addressee or a person specifically entitled to rely hereon, as evidenced by such person's receipt of a Reliance Letter, and such recipient does not receive a Reliance Letter, such person is not entitled to rely on this opinion. Kilpatrick Stockton LLP disclaims any responsibility and/or liability to any persons other than the Addressees and to those persons specifically entitled to rely hereon, as evidenced by a Reliance Letter.

      This opinion should be interpreted in accordance with the Special Report by the TriBar Opinion Committee, Opinions in the Bankruptcy Context: Rating Agency, Structured Financing and Chapter 11 Transactions, 46 Bus. Law. 717
(1991).

                                                     Very truly yours,

                                                     KILPATRICK STOCKTON LLP



                                                     ___________________________
                                                     Rex R. Veal, Partner


                                    D-3B-14

                                  EXHIBIT D-3C

                             FORM OF LETTER RELATING
                       TO DISCLOSURE FROM SPECIAL COUNSEL
                                  TO THE SELLER


                                December 27, 2001


Salomon Smith Barney, Inc.                  Greenwich Capital Markets, Inc.
388 Greenwich Street                        c/o Salomon Smith Barney, Inc.
New York, New York  10013                   388 Greenwich Street
                                            New York, New York  10013

Credit Suisse First Boston Corporation      J.P. Morgan Securities, Inc.
c/o Salomon Smith Barney, Inc.              c/o Salomon Smith Barney, Inc.
11 Madison Avenue                           388 Greenwich Street
New York, New York  10010                   New York, New York  10013

First Union Securities, Inc.                Salomon Brothers Mortgage Securities
c/o Salomon Smith Barney, Inc.                VII, Inc.
388 Greenwich Street                        388 Greenwich Street
New York, New York  10013                   New York, New York  10013

      RE:   ALLIED CAPITAL CORPORATION

Ladies and Gentlemen:

      We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the "Company"), in connection with reviewing those sections of that certain Prospectus Supplement ("Prospectus Supplement") dated December 18, 2001, consisting of "Summary of Prospectus Supplement - Mortgage Loan Sellers," the first and last paragraphs under "Description of the Mortgage Pool - The Mortgage Loan Sellers" and the underlined definitions in the Glossary of the terms "Allied" and "MJ Ocala Hilton Co-Lender Agreement", excluding any sections cross-referenced within the sections noted above (the "Mortgage Loan Seller Sections"). The Company has advised us that it has entered into the MJ Ocala Hilton Co-Lender Agreement as defined in the Prospectus Supplement (the "Co-Lender Agreement").

      In connection with furnishing this letter, we have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or


                                     D-3C-1
appropriate to enable us to make the statement hereinafter expressed including, without limitation, the Prospectus Supplement and the Co-Lender Agreement.

      With respect to such examination, we have assumed (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued.

      We have assumed, without independent check or verification, that each of the parties to the Co-Lender Agreement has all requisite power and authority to execute, deliver and perform its obligations under the Co-Lender Agreement, and that the Co-Lender Agreement has been duly authorized by all necessary action on the part of such parties, has been duly executed and delivered by such parties and constitutes the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

      We have relied upon certificates of appropriate state officials, upon certificates and/or representations of current executive officers and responsible employees of the Company, upon such other certificates as we deemed appropriate, upon the representations, warranties and covenants of the Company set forth in the Co-Lender Agreement, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

      We have also made such examination of law as we have considered necessary for the purposes of making the statement hereinafter contained.

      We are not passing upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied in connection with the contemplated transactions and we have not independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.

      This letter is limited to the matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. We express no opinion as to the enforceability of the Co-Lender Agreement.

      We take no responsibility as to the accuracy or completeness of statements of fact contained in the Prospectus Supplement. Based on our review of the Mortgage Loan Seller Sections of the Prospectus Supplement, nothing has come to our attention that would lead us to believe that the Mortgage Loan Seller Sections (other than the numerical and statistical information contained therein or omitted therefrom, as to which we express no belief) at the date thereof and at the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We make no statement regarding the information not specifically referenced in this paragraph contained in or omitted from the Prospectus Supplement.

      This letter is solely for the benefit of the addressees hereof and may not be relied upon by, nor may copies be delivered to, any other person, firm or corporation for any purpose without our prior written consent except for the addresses and their counsel. This letter is given as of the date hereof, and we are under no duty to update the statements contained herein.


                                                 Respectfully submitted,

                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 By: ___________________________


                                      E-3